UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 3, 2012

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Please see the disclosure set forth under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” which is incorporated by reference into this Item 1.01.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 3, 2012, Nektar Therapeutics (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with the initial purchasers named therein (the “Initial Purchasers”) for the sale of $125 million in aggregate principal amount of 12.00% senior secured notes due 2017 (the “Notes”). The Notes are expected to be issued pursuant to an indenture (the “Indenture”) by and among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent. The Notes are to be sold through a private placement that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. The Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This report shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 7.01         Regulation FD Disclosure.

As of March 31, 2012, the Company had $215.0 million in aggregate principal amount of 3.25% convertible notes due September 28, 2012 (the “Convertible Subordinated Notes”) outstanding. The Company expects to receive $42.5 million in aggregate principal amount of Convertible Subordinated Notes in exchange for $42.5 million of the Notes. The Company further expects to repay $82.5 million in aggregate principal amount of Convertible Subordinated Notes with the proceeds from the sale of the Notes and the remaining $90.0 million in aggregate principal amount of Convertible Subordinated Notes and accrued and unpaid interest on the Convertible Subordinated Notes using cash on hand on September 28, 2012.

On July 10, 2012, Nektar issued the press release announcing the matters reported in this Form 8-K.

The information in this Item 7.01, including the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act. Such information shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Nektar Therapeutics, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This report on Form 8-K contains forward-looking statements, which involve substantial risks and uncertainties including but not limited to: (i) the sale of the Notes may not be successfully completed; (ii) holders of less than $42.5 million in aggregate principal amount of the Convertible Subordinated Notes may elect to exchange their Convertible Subordinated Notes for the Notes, and (iii) the Notes include a number of covenants and conditions and, in certain cases, if the Company fails to comply with these covenants and conditions, the maturity date of the Notes could be accelerated and penalties and premiums could apply. Actual results could differ materially from the forward-looking statements and Nektar undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement dated July 3, 2012 by and among Nektar Therapeutics and the Initial Purchasers.

99.1	Press Release titled “Nektar Therapeutics Announces Private Placement of $125 Million of Senior Secured Notes Due in 2017”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

July 10, 2012	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement dated July 3, 2012 by and among Nektar Therapeutics and the Initial Purchasers.

99.1	Press Release titled “Nektar Therapeutics Announces Private Placement of $125 Million of Senior Secured Notes Due in 2017”.